UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2007

ReAble Therapeutics Finance LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Metric Blvd., Austin, Texas		78758
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 832-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Saunders Acquisition

On July 2, 2007, a subsidiary of ReAble Therapeutics Finance LLC ("ReAble") completed its purchase of substantially all of the assets of The Saunders Group, Inc. for approximately $40 million paid in cash (the "Saunders Acquisition"). The Saunders Group, Inc. is a supplier of rehabilitation products to physical therapists, chiropractors, athletes, athletic trainers, physicians and patients, with a specialty in patented traction devices, back supports, and exercise equipment for neck and back disorders.

Amendments to Credit Agreement

In conjunction with the Saunders Acquisition, ReAble entered into two amendments to its existing Credit Agreement, dated November 3, 2006 (the "Credit Agreement"), among ReAble, ReAble Therapeutics Holdings LLC, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto, as amended. The first amendment was a technical amendment intended to clarify certain portions of the Credit Agreement (i) to allow ReAble to use its financial statements, which are currently filed publicly, to satisfy requirements under the Credit Agreement that, prior to the amendment, required ReAble to provide separate financial statements of ReAble Therapeutics Holdings LLC, and (ii) to allow ReAble to show, as of the last compliance period under the Credit Agreement, pro forma compliance with the financial covenants under the Credit Agreement when borrowing incremental term loans, whereas prior to the amendment, ReAble was required to show pro forma compliance for the compliance period in which the incremental term loan was borrowed, which financial information would likely be unavailable. A copy of the technical amendment is filed as an exhibit hereto and incorporated herein by reference.

The second amendment was an incremental term loan amendment to borrow an additional $55 million term loan (the "New Borrowing") under the Credit Agreement. ReAble incurred the New Borrowing on July 2, 2006 in connection with the Saunders Acquisition. $41.5 million of the New Borrowing was used to pay for the Sanders Acquisition and related expenses, with the remainder to be used for general corporate purposes. A copy of the incremental term loan amendment is filed as an exhibit hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 2, 2007, ReAble completed its acquisition of substantially all of the assets of The Saunders Group, Inc. as described in Item 1.01 of this report which is incorporated by reference into this item.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReAble Therapeutics Finance LLC

July 5, 2007	By:	/s/ Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Executive Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement
10.2	Incremental Amendment No. 1 to Credit Agreement